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                                   Exhibit 2N
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GEORGE MARKOS  (Director of First Banks, Inc.)

Residence or Business Address:                 1595 North Central Expressway
-----------------------------                  Richardson, Texas 75080

Principal Occupation or Employment:            President
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     Name of Employer:                         Profit Management Systems
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     Principal Business:                       Financial Consultants
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     Address:                                  1595 North Central Expressway
     -------                                   Richardson, Texas 75080

Criminal Proceedings During Last 5 Years:      None
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Civil Proceedings During Last 5 Years:         None
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Citizenship:                                   U.S.A.
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